Exhibit 99.1

Advanced Energy Announces No Intention to Make an Offer for XP Power Limited

DENVER, Colo., June 18, 2024 — Advanced Energy Industries, Inc. (Nasdaq: AEIS) – a global leader in highly engineered, precision power conversion, measurement and control solutions – confirms, further to its announcement of 21 May 2024, that it does not intend to make an offer for the shares of XP Power Limited (LSE: XPP, “XP Power”).

Advanced Energy has sought to engage with the XP Power board of directors, but the lack of any progress given relative expectations of value has prevented it from accessing due diligence necessary to make a firm offer. Based on publicly available information, Advanced Energy has not identified any additional elements that would justify improving the terms of its possible offer.

Advanced Energy believes that the possible offer, at 1950p per share, captured the potential of future market recovery while factoring in near and intermediate term market and operational risks facing XP Power as a standalone company. Advanced Energy further believes that an offer would have been an excellent opportunity for XP Power’s shareholders to realize an extraordinary premium, in cash, which would fully de-risk their investment.

The decision not to make a firm offer for XP Power is consistent with Advanced Energy’s commitment to financial discipline by targeting acquisitions that would generate a required return above its cost of capital. Advanced Energy continues to review alternative investment opportunities within the broader precision power industry.

Following this announcement, Advanced Energy will be prevented from announcing an offer or possible offer for XP Power or taking certain other actions for a period of six months from the date of this announcement, except where permitted, in accordance with the Singapore Code on Take-overs and Mergers ("Singapore Takeover Code").

About Advanced Energy

Advanced Energy Industries, Inc. (Nasdaq: AEIS) is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking, and telecommunications. With engineering know-how and responsive service and support for customers around the globe, the company builds collaborative partnerships to meet technology advances, propels growth of its customers and innovates the future of power. Advanced Energy has devoted over four decades to perfecting power. It is headquartered in Denver, Colorado, USA. For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance. Trust.

Enquiries

Advanced Energy Investor and Press Relations Edwin Mok – Investor Relations Simon Flat – Press Relations	+1 970 407 6555 +44 (0) 797 624 5243
J.P. Morgan (Lead Financial Adviser to Advanced Energy) Drago Rajkovic James Robinson Richard Walsh	+44 (0) 207 134 1482
HSBC (Joint Financial Adviser to Advanced Energy) Anthony Parsons Alex Thomas Frank Ehrlich	+44 (0) 207 991 8888

Further Information

J.P. Morgan Securities Asia Private Limited ("J.P. Morgan") is acting as lead financial adviser exclusively for Advanced Energy and no one else in connection with the matters set out in this announcement. J.P. Morgan will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than Advanced Energy for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to any matter referred to herein.

The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (“HSBC”) is acting as joint financial adviser exclusively for Advanced Energy and no one else in connection with the matters set out in this announcement. HSBC will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than Advanced Energy for providing the protections afforded to clients of HSBC or its affiliates, nor for providing advice in relation to any matter referred to herein.

The directors of Advanced Energy (including those who may have delegated detailed supervision of this announcement) (“Directors”) have taken all reasonable care to ensure that the facts stated and all opinions expressed in this announcement are fair and accurate in all material respects and that no material facts have been omitted from this announcement, and they jointly and severally accept responsibility accordingly. Where any information has been extracted or reproduced from published or otherwise publicly available sources, the sole responsibility of the Directors has been to ensure, through reasonable enquiries, that such information has been accurately extracted from such sources or, as the case may be, reflected or reproduced in this announcement.

Important Notices

Not for release, publication or distribution, in whole or in part in, into or from any jurisdiction where doing so would constitute a violation of the relevant laws or regulations of that jurisdiction.

This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this announcement or otherwise.

The distribution of this announcement in jurisdictions outside the United Kingdom and Singapore may be restricted by law and therefore persons into whose possession this announcement comes should inform themselves about, and observe, such restrictions. Any failure to comply with the restrictions may constitute a violation of the securities law of any such jurisdiction.

The directors of Advanced Energy do not accept any responsibility for any information relating to XP Power or any opinion or rationale expressed by XP Power.

Summary of Disclosure Requirements under the Singapore Takeover Code

Dealings by investors

As XP Power is admitted to trading on a regulated market in the United Kingdom, the vote holder and issuer notification rules set out in Chapter 5 of the Disclosure Guidance and Transparency Rules (“DTRs”) apply to XP Power, and will continue to apply to it, notwithstanding the lapse of offer period under the Singapore Takeover Code. Any person who is in doubt of his or her obligations under the DTRs is advised to obtain appropriate legal advice.

For the avoidance of doubt, as XP Power is not listed on the Official List of the Singapore Exchange Securities Trading Limited, the provisions of the Securities and Futures Act 2001 of Singapore relating to disclosure of interests in securities do not apply to XP Power.

Dealings by parties to an offer

As the offer period under the Singapore Takeover Code has lapsed in relation to XP Power, the requirements which apply to dealings by parties to an offer or their associates in relevant securities of XP Power during an offer period, are no longer applicable to any such dealings after the date of this announcement.

Restrictions on Advanced Energy

As set out in the announcement made by Advanced Energy on May 21, 2024, in consultation with the Securities Industry Council of Singapore (the "Council"), Advanced Energy had undertaken to, by not later than 5.00 pm (London time) on June 18, 2024, being 28 days after that announcement date, either announce a firm intention to make an offer for the shares of XP Power in accordance to Rule 3.5 of the Singapore Takeover Code or announce that it does not intend to make an offer.

As Advanced Energy has announced that it does not intend to make an offer for XP Power, Advanced Energy and any person acting in concert with it will be prevented, for a period of six months from the date of this announcement, from announcing an offer or possible offer for XP Power or acquiring voting rights in XP Power if such acquisition were to result in Advanced Energy incurring an obligation to make a mandatory takeover offer for XP Power, except in the circumstances permitted by Note 1 on Rule 33.1 of the Singapore Takeover Code.

Further information on the Singapore Takeover Code is available on, and a copy of the Singapore Takeover Code is available for download from, the website of the SIC at www.mas.gov.sg/sic. Any person who is in any doubt about his or her obligations under the Singapore Takeover Code is advised to consult his or her professional advisers immediately.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this release that are not historical information are forward-looking statements. For example, statements relating to our beliefs, expectations and plans are forward-looking statements, as are statements that certain actions, conditions, or circumstances will continue. These forward-looking statements include, among others, statements relating to our business and our results of operations, a potential transaction with XP Power and our objectives, strategies, plans, goals and targets. The factors that could cause our actual results to differ materially from expectations include but are not limited to the following factors: (a) the ability of Advanced Energy and XP Power to enter into a definitive agreement for a transaction; (b) satisfaction or waiver of the conditions to closing of any transaction (including by reason of the failure to obtain any necessary regulatory approvals) in the anticipated timeframe or at all; (c) the risk that a transaction may not occur; and (d) fluctuations in our financial results; and other factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Advanced Energy's most recent Annual Report on Form 10-K filed by Advanced Energy with the Securities and Exchange Commission and in any subsequently filed Form 10-Q. These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy's investor relations page at ir.advancedenergy.com or by contacting Advanced Energy's investor relations at +1 970 407 6555. Advanced Energy cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. Advanced Energy undertakes no obligation to publicly update or revise any forward-looking statements made by Advanced Energy or on its behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.